Exhibit 10.1
SANUWAVE HEALTH, INC.
2024 EQUITY INCENTIVE PLAN

Stock Option Agreement
Grant Notice

    SANUWAVE Health, Inc. (the “Company”), pursuant to its 2024 Equity Incentive Plan (the “Plan”), hereby grants an option to purchase the number of Shares set forth below (the “Option”) to you, the Participant named below. The terms and conditions of this Option award (this “Award”) are set forth in this Stock Option Agreement, consisting of this Grant Notice and the Terms and Conditions on the following pages (the “Agreement”), and in the Plan document, a copy of which has been provided to you. Any capitalized term that is used but not defined in this Agreement shall have the meaning assigned to it in the Plan as it currently exists or as it is amended in the future.

Name of Participant: [_______________________]
Number of Shares Covered by this Option: [_______]
Type of Option: ___ Incentive Stock Option ___ Non-Qualified Stock Option
Exercise Price Per Share: $[______]	Grant Date: __________, 20__
Vesting Commencement Date: ______, 202_	Expiration Date: __________, 20__
Vesting and Exercise Schedule: The Shares covered by this Option will vest and become exercisable over a period of three years, with 8.33% of the total number of Shares covered by this Option vesting on each quarterly anniversary of the Vesting Commencement Date, subject to your Continuous Service through the applicable vesting date.

By signing below or otherwise evidencing your acceptance of this Agreement in a manner approved by the Company, you agree to all of the terms and conditions contained in this Agreement and in the Plan document. You acknowledge that you have received and reviewed these documents. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) or electronic signature counterparts), each of which will be deemed to be an original, but all of which together will constitute one and the same agreement. You further acknowledge that the acceptance of this Award is voluntary and not a condition of employment, and that you may decline to accept this Award without adverse consequences to your continued employment relationship with the Company. If you fail to sign or accept this Agreement by ____________, 202___, this Award will be void and of no further force or effect.

PARTICIPANT    SANUWAVE HEALTH, INC.

        By:________________________________
        Title:_______________________________

SANUWAVE HEALTH, INC.
2024 EQUITY INCENTIVE PLAN

Stock Option Agreement
Terms and Conditions

1.Stock Option. If designated on the Grant Notice as an Incentive Stock Option, the Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code and will be interpreted accordingly. However, notwithstanding such designation, the Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent that, for any reason, the Option is intended to qualify as an Incentive Stock Option and does not so qualify as such under Code Section 422, the Option will be treated as a Non-Qualified Stock Option, subject to the tax consequences applicable to such Option. If designated on the Grant Notice as a Non-Qualified Stock Option, the Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code and will be interpreted accordingly.
2.Vesting and Exercisability of Option.
(a)    Scheduled Vesting. This Option will vest and become exercisable in accordance with the Vesting and Exercise Schedule in the Grant Notice to this Agreement, subject to your Continuous Service through the applicable vesting date. The Vesting and Exercise Schedule is cumulative, meaning that to the extent the Option has not already been exercised and has not expired or been terminated or cancelled, you or the person otherwise entitled to exercise the Option as provided in this Agreement may at any time purchase all or any portion of the Shares subject to the vested portion of the Option. Upon termination of your Continuous Service prior to the Option vesting in full (but after giving effect to any accelerated vesting pursuant to this Section 2), the unvested portion of the Option (and all rights arising from such portion and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.
(b)    Accelerated Vesting. Vesting and exercisability of this Option may be accelerated during the term of the Option under the circumstances described in Section 12 of the Plan, or at the discretion of the Committee in accordance with Section 3(b)(2) of the Plan.
3.Expiration. This Option will expire and will no longer be exercisable at 5:00 p.m. Central Time on the earliest of:
(a)The Expiration Date set forth in the Grant Notice;
(b)Upon your termination of Continuous Service for Cause;
(c)Upon the expiration of any applicable period specified in Section 6(e) of the Plan or Section 2 during which this Option may be exercised after your Separation from Service; or
(d)The date (if any) fixed for termination or cancellation of this Option pursuant to Section 12 of the Plan.

4.Service Requirement. Except as otherwise provided in Section 6(e) of the Plan or Section 2, this Option may be exercised only while you provide Continuous Service to the Company or any Affiliate from the Grant Date of this Option.
5.Exercise of Option. Subject to Section 4, the vested and exercisable portion of this Option may be exercised in whole or in part at any time during the Option term by delivering a written or electronic notice of exercise to the Company’s Chief Financial Officer or to such other party as may be designated by such officer, and by providing for payment of the exercise price of the Shares being acquired and any related withholding taxes. The notice of exercise must be in a form approved by the Company and state the number of Shares to be purchased, the method of payment of the aggregate exercise price and the directions for the delivery of the Shares to be acquired, and must be signed or otherwise authenticated by the person exercising the Option. If you are not the person exercising the Option, the person submitting the notice also must submit appropriate proof of his/her right to exercise the Option.
6.Payment of Exercise Price. When you submit your notice of exercise, you must include payment of the Exercise Price of the Shares being purchased in cash (including personal check, cashier’s check or money order) or through one or a combination of the following methods:
a.By means of a broker-assisted cashless exercise in which you irrevocably instruct your broker to deliver proceeds of a sale of all or a portion of the Shares to be issued pursuant to the exercise to the Company in payment of the exercise price of such Shares;
b.By authorizing the Company to retain, from the total number of Shares as to which the Option is being exercised, that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is being exercised; or
c.By delivery to the Company of Shares (by actual delivery or attestation of ownership in a form approved by the Company) already owned by you that are not subject to any security interest and that have an aggregate Fair Market Value on the date of exercise equal to the exercise price of the Shares being purchased.
However, if the Committee determines, in any given circumstance, that payment of the exercise price with Shares is undesirable for any reason, you will not be permitted to pay any portion of the exercise price in that manner.
7.Taxes.
(a)If, and to the extent, that this is a Non-Qualified Stock Option, you may not exercise this Option in whole or in part unless you make arrangements acceptable to the Company for payment of any federal, state, local or foreign withholding taxes that may be due as a result of the exercise of this Option. You hereby authorize the Company (or any Affiliate) to withhold from payroll or other amounts payable to you any sums required to satisfy such withholding tax obligations, and otherwise agree to satisfy such obligations in accordance with the provisions of Section 14 of the Plan. If permitted by the Committee, you may satisfy such withholding tax obligations by delivering Shares you already own or by having the Company retain a portion of the

Shares being acquired upon exercise of the Option, provided you notify the Company in advance of any exercise of your desire to pay withholding taxes in this manner. Delivery of Shares upon exercise of this Option is subject to the satisfaction of applicable withholding tax obligations.
(b)If this Option is designated as an Incentive Stock Option, you hereby acknowledge that if any Shares received pursuant to the exercise of any portion of this Option are sold within two years from the Grant Date or within one year from the effective date of exercise of this Option, or if certain other requirements of the Code are not satisfied, such Shares will be deemed under the Code not to have been acquired by you pursuant to an “incentive stock option” as defined in the Code. You agree to promptly notify the Company if you sell any Shares received upon the exercise of this Option within the time periods specified in the previous sentence. The Company shall not be liable to you if this Option for any reason is deemed not to be an “incentive stock option” within the meaning of the Code.
8.Delivery of Shares. As soon as practicable after the Company receives the notice of exercise and payment of the exercise price as provided above, and has determined that all other conditions to exercise, including satisfaction of withholding tax obligations if applicable, and compliance with applicable laws as provided in Section 9, have been satisfied, it will deliver to the person exercising the Option, in the name of such person, the Shares being purchased, as evidenced by issuance of a stock certificate or certificates, electronic delivery of such Shares to a brokerage account designated by such person, or book-entry registration of such Shares with the Company’s transfer agent. The Company will pay any original issue or transfer taxes with respect to the issue or transfer of the Shares and all fees and expenses incurred by it in connection therewith. All Shares so issued will be fully paid and nonassessable.
9.Compliance with Laws. This Option may be exercised only if the issuance of Shares upon such exercise complies with all applicable legal requirements, including compliance with the provisions of applicable federal and state securities laws. If the sale of Shares upon the exercise of this Option is not registered under the Securities Act of 1933, as amended (the “Securities Act”), you must acknowledge at the time of exercise that (a) the Shares you are acquiring are deemed “restricted securities” for purposes of Rules 144 and 701 under the Securities Act, and you are acquiring the Shares for investment purposes and not with a view to the resale or distribution of such Shares, and (b) the Shares you are acquiring may not be sold, pledged or otherwise transferred without (i) an effective registration or qualification thereof under the Securities Act and the securities laws of any applicable state or other jurisdiction, or (ii) evidence, which may include an opinion of counsel, satisfactory to the Company and its counsel that such registration and qualification is not required.
10.Transfer of Option. During your lifetime, only you (or your guardian or legal representative in the event of legal incapacity) may exercise this Option. You may not assign or transfer this Option except for a transfer upon your death in accordance with your will, by the laws of descent and distribution or pursuant to a beneficiary designation submitted in accordance with Section 6(d) of the Plan. The Option held by any such transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to its transfer and may be exercised by such transferee as and to the extent that the Option has become exercisable and has not terminated in accordance with the provisions of the Plan and this Agreement.
11.No Right to Continued Service. The award of this Option pursuant to this Agreement does not confer upon you the right to continued employment by, or a continued service relationship with,

the Company or any Affiliate, or affect in any way the right of the Company or any such Affiliate, or other entity to terminate your employment or other service relationship at any time without regard to the effect it may have upon you under this Agreement.
12.No Stockholder Rights Before Exercise. Neither you nor any permitted transferee of this Option will have any of the rights of a stockholder of the Company with respect to any Shares subject to this Option until a certificate evidencing such Shares has been issued, electronic delivery of such Shares has been made to your designated brokerage account, or an appropriate book entry in the Company’s stock register has been made. No adjustments will be made for dividends or other rights if the applicable record date occurs before your stock certificate has been issued, electronic delivery of your Shares has been made to your designated brokerage account, or an appropriate book entry in the Company's stock register has been made.
13.Governing Plan Document. This Agreement and Option are subject to all the provisions of the Plan, which is incorporated herein by reference, and to all interpretations, rules and regulations which may, from time to time, be adopted and promulgated by the Committee pursuant to the Plan. If there is any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan will govern.
14.Choice of Law. This Agreement will be governed by, construed, and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof, unless applicable law prohibits this choice of law provision.
15.Severability. The provisions of this Agreement shall be severable and if any provision of this Agreement is found by any court to be unenforceable, in whole or in part, the remainder of this Agreement shall nevertheless be enforceable and binding on the parties. You also agree that any trier of fact may modify any invalid, overbroad or unenforceable provision of this Agreement so that such provision, as modified, is valid and enforceable under applicable law.
16.Binding Effect. This Agreement will be binding in all respects on your heirs, representatives, successors and assigns, and on the successors and assigns of the Company.
17.Restrictive Legends. The Company may place a legend or legends on any certificate representing Shares issued upon the exercise of this Option summarizing transfer and other restrictions to which the Shares may be subject under applicable securities laws, other provisions of this Agreement. You agree that in order to ensure compliance with the restrictions referred to in this Agreement, the Company may issue appropriate “stop transfer” instructions to its transfer agent.
18.Compensation Recovery Policy. This Agreement, the Option and any Shares acquired or compensation paid or payable pursuant to this Agreement shall be subject to potential forfeiture, recovery or other action by the Company in accordance with any compensation recovery policy adopted by the Board or any committee thereof, including but not limited to in response to the requirements of Section 10D of the Exchange Act, the SEC’s final rules thereunder, and any listing rules or other rules and regulations implementing the foregoing, or as otherwise required by law. This Agreement will be automatically amended to comply with any such compensation recovery policy.
19.Electronic Delivery and Acceptance. The Company may deliver any documents related to this Option Award by electronic means and request your acceptance of this Agreement by electronic means. You hereby consent to receive all applicable documentation by electronic delivery and to participate in the Plan through an on-line (and/or voice activated) system established and maintained by the Company or the Company’s third-party stock plan administrator.
By signing the Grant Notice or otherwise accepting this Agreement in a manner approved by the Company, you agree to all the terms and conditions described above and in the Plan document.